Exhibit 99.1

PRESS RELEASE

November 23, 2015	WSFS Investor Relations Contact: Rodger Levenson
(302) 571-7296 or rlevenson@wsfsbank.com

WSFS Media Contact: Cortney Klein
(302) 571-5253 or cklein@wsfsbank.com

Penn Liberty Contact: Patrick Ward
(610) 535-4500 or pward@pennlibertybank.com

WSFS Financial Corporation and Penn Liberty Financial Corp to Combine

WILMINGTON, Del. — WSFS Financial Corporation (NASDAQ: WSFS) and Penn Liberty Financial Corp. (“Penn Liberty”) jointly announced today the signing of a definitive agreement and plan of reorganization whereby WSFS Financial Corporation will acquire Penn Liberty Financial Corp. Upon the closing of the transaction, Penn Liberty Bank, the wholly owned bank subsidiary of Penn Liberty will merge into WSFS Financial Corporation’s wholly owned bank subsidiary, WSFS Bank.

Headquartered in Wayne, Pennsylvania, Penn Liberty Bank was founded by experienced Pennsylvania bankers in 2004 to serve the local community by offering a wide array of financial products and services to small and mid-size businesses, professional real estate developers and investors, and retail customers throughout the western suburban Philadelphia marketplace. Penn Liberty reported $651 million in assets, $510 million in loans and $558 million in deposits as of September 30, 2015 and serves its customers from 11 offices in the demographically robust Chester and Montgomery Counties. Following the merger, WSFS will have 24 well-located offices in southeastern Pennsylvania.

WSFS President and Chief Executive Officer, Mark A. Turner said, “We are excited to announce our combination with Penn Liberty Bank, a high-quality community bank with incredibly professional and committed Associates and leadership. Penn Liberty’s 11 locations are a great complement to our Pennsylvania network, including our recently acquired Alliance Bank locations, and Penn Liberty’s experienced management team and commercially-focused business model will add important relationships to our banking franchise. We have aligned ourselves with a terrific partner in Penn Liberty, as they also share our extraordinary commitment to Customers, Communities and Associates. Southeastern Pennsylvania continues to be a highly desirable and complementary market extension opportunity for our franchise and we look forward to further serving that market. This is our sixth Delaware Valley acquisition since 2008 and our largest to date.”

The total transaction is valued at approximately $101 million, based on a 10-day volume weighted average price of WSFS common stock, and Penn Liberty’s common shares outstanding of 4.26 million and options outstanding of 685.6 thousand with a weighted average strike price of $10.05. Under the terms of the agreement, which has been approved by the boards of directors of both companies, shareholders of Penn Liberty will be entitled to elect to receive either 0.6601 shares of WSFS common stock or $21.75 in cash for each common share of Penn Liberty, subject to an overall allocation of exchanged Penn Liberty shares into 60% WSFS common stock and 40% cash. The closing and systems conversion is anticipated to occur early in the third quarter of 2016, subject to approval by Penn Liberty shareholders, regulatory approvals and other customary closing conditions.

WSFS expects to incur pre-tax merger and integration costs of approximately $15.5 million and to achieve cost savings totaling 34% of Penn Liberty Financial Corp’s non-interest expenses or $6.3 million per year once fully phased in. The acquisition is expected to be immediately accretive to WSFS earnings per share, excluding one-time costs. WSFS expects initial tangible book value dilution of 6.7% from the transaction which is estimated to be earned back in 4.9 years. The transaction has an anticipated internal rate of return of 17%, which is well in excess of WSFS’ cost of capital.

Patrick Ward, Chairman and Chief Executive Officer of Penn Liberty said, “I am proud of the organization and relationships our team has built over the past decade. We are pleased to partner with WSFS, both the largest and the oldest bank and trust company headquartered in the Delaware Valley. Our combined significant presence in Delaware and southeastern Pennsylvania as well as their expanded mortgage, commercial, and wealth product offerings will benefit our Customers, Communities and Associates. Our team is delighted to be joining WSFS and we look forward to working together and building additional value for our combined shareholders and communities.”

Upon completion of the merger, Patrick Ward, Chairman and CEO of Penn Liberty Bank will join the WSFS Financial Corporation Board of Directors and assume the role of Executive Vice President and Pennsylvania Market President. Brian Zwaan, President, Chief Operating Officer and Chief Lending Officer of Penn Liberty Bank will also join the WSFS Senior Management team as Senior Vice President, Pennsylvania Commercial Banking.

Keefe, Bruyette & Woods, Inc. acted as financial advisor to WSFS Financial Corporation and its legal counsel was Covington & Burling LLP. Sandler O’Neill + Partners, L.P. acted as financial advisor to Penn Liberty Financial Corp and its legal counsel was Silver Freedman Taff & Tiernan LLP.

Additional materials are also available on the Investor Relations page of the Company’s website at http://investors.wsfsbank.com/presentations.cfm

About WSFS Financial Corporation

WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the both the oldest and the largest, locally-managed bank and trust company headquartered in Delaware and the Delaware Valley. As of October 31, 2015, WSFS Financial Corporation had $5.4 billion in assets on its balance sheet and $10.9 billion in fiduciary assets, including approximately $1.2 billion in assets under management. WSFS currently operates from 63 offices located in Delaware (44), Pennsylvania (17), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Pro forma for the Penn Liberty transaction, WSFS will have approximately $6.1 billion in assets and will operate out of 70 locations, including 24 in southeastern Pennsylvania. Other subsidiaries or divisions include Christiana Trust, WSFS Wealth Investments, Cypress Capital Management, LLC, Cash Connect®, Array Financial and Arrow Land Transfer. Serving the Delaware Valley since 1832, WSFS Bank is the seventh oldest bank in the United States continuously operating under the same name. For more information, please visit wsfsbank.com.

About Penn Liberty Financial Corp.

Penn Liberty is the holding company for Penn Liberty Bank, a Pennsylvania chartered bank headquartered in Wayne, Pennsylvania. Penn Liberty Bank operates 11 offices located in Montgomery and Chester Counties, Pennsylvania.

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Forward-Looking Statement Disclaimer

This press release contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to WSFS’ predictions or expectations of future business or financial performance as well as WSFS’ goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. Such forward-looking statements are based on various assumptions (some of which may be beyond the WSFS’ control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated.

In addition to factors previously disclosed in WSFS’ reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Penn Liberty shareholders on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Penn Liberty business or fully realizing cost savings and other benefits of the merger; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of WSFS products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Important Additional Information and Where to Find It

In connection with the proposed merger, WSFS will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Penn Liberty and a prospectus of WSFS, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF PENN LIBERTY ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY WSFS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the proxy statement/prospectus, as well as other filings containing information about WSFS, may be obtained at the SEC’s Internet site (http://www.sec.gov), when they are filed by WSFS. You will also be able to obtain these documents, when they are filed, free of charge, from WSFS at www.wsfsbank.com under the heading “About WSFS” and then under the heading “Investor Relations” and then under “SEC Filings”. Copies of the proxy statement/prospectus can also be obtained, when it becomes available, free of charge, by directing a request to WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Corporate Secretary, Telephone: (302) 792-6000 or to Penn Liberty Financial Corp., 724 West Lancaster Avenue, Suite 210, Wayne, PA, 19087, Attention: Ted Aicher, Telephone: (610) 535-4500.

Penn Liberty and its directors, executive officers and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information concerning all of the participants in the solicitation will be included in the proxy statement/prospectus relating to the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.